UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 10, 2006
Basic Energy Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-32693	54-2091194
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

400 W. Illinois, Suite 800
Midland, Texas		79701
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (432) 620-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On July 10, 2006, we entered into amended employment agreements with Dub W. Harrison, Vice President — Equipment and Safety, and Charles W. Swift, Senior Vice President — Rig and Truck Operations, effective July 1, 2006 through June 2009. Pursuant to these agreements, Mr. Harrison is entitled to an annual salary of $150,000 and Mr. Swift is entitled to an annual salary of $200,000. Under these agreements, if the officer’s employment is terminated for certain reasons, he would be entitled to a lump sum severance payment equal to six months’ salary, or 18 months’ salary if termination is on or following a change of control of our company.
Item 7.01 Regulation FD Disclosure.
     In the continuing effort to adapt to the growing size and complexity of our business and streamline our organizational processes, effective July 10, 2006, Charles W. Swift, our former Vice President — Permian, was named Senior Vice President — Rig and Truck Operations.
     Pursuant to General Instruction B.2 of Form 8-K and Securities and Exchange Commission Release No. 33-8176, the foregoing information is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, but is instead furnished for purposes of that instruction.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Basic Energy Services, Inc.
Date: July 14, 2006	By:	/s/ Alan Krenek
Alan Krenek
Senior Vice President, Chief Financial Officer, Treasurer and Secretary

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